Exhibit 5.1

June 7, 2021

Rafael Holdings, Inc.

520 Broad Street

Newark, New Jersey 07102

Re:	Rafael Holdings, Inc. -- Registration Statement on Form S-3

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-3, filed on June 7, 2021 (the “Registration Statement”), under the Securities Act of l933, as amended (the “Act”), by Rafael Holdings, Inc., a Delaware corporation (the “Company”). The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

This opinion has been rendered with respect to the registration of 48,859 shares of the Company’s Class B common stock, par value $.01 per share (the “Shares”) for the account of the selling stockholder identified in the Registration Statement.

In connection with the opinions rendered herein, we have examined the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), its Amended and Restated By-Laws, as currently in effect, the Membership Interest Purchase Agreement by and between the Company and Robert Rodriguez, dated December 7, 2020 and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, digital, or photostatic copies and the authenticity of the originals of such copies. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Shares, the total number of issued Shares, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Shares under the Certificate of Incorporation, as amended and then in effect.

On the basis of our examination as described above, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell Wimpfheimer & Associates LLP
Schwell Wimpfheimer & Associates LLP